Exhibit 3.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made effective as of June 16, 2004, (the “Effective Date”) by and between STRONGHOLD TECHNOLOGIES, INC., a Nevada corporation (the “Company”); CHRISTOPHER J. CAREY and MARY CAREY (collectively, the “Careys”); and STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation (the “Purchaser”).

WHEREAS, the Purchaser has made a loan to the Company in the aggregate sum of Eight Hundred Seventy Five Thousand Dollars ($875,000) (the “Loan”) pursuant to that certain Promissory Note dated March 3, 2004, in the original principal amount of Four Hundred Thirty-Seven Thousand Dollars ($437,500) (the “First Interim Note”) and that certain Promissory Note dated March, 15, 2004, in the original principal amount of Four Hundred Thirty-Seven Thousand Dollars ($437,500) (the “Second Interim Note” and, together with the First Interim Note, the “Interim Notes”); and

WHEREAS, the Careys, individually or jointly, beneficially own the 6,006,250 shares (the “Carey Shares”) of the Company’s common stock, $.0001 par value per share (the “Stronghold Common Stock”); and

WHEREAS, the Company has agreed to issue to the Purchaser the Company’s Series A Consolidated 8% Promissory Note, in the original principal amount of Eight Hundred Seventy Five Thousand Dollars ($875,000), in the form of Exhibit A hereto (the “June 2004 Note”), in substitution for the Interim Notes; and

WHEREAS, in connection with the issuance of the June 2004 Note by the Company: (i) the Careys have agreed to transfer 875,000 shares of Stronghold Common Stock (the “Transferred Shares”) to the Purchaser or its designees as additional consideration for the Loan and (ii) the Company has agreed to grant the Purchaser or its designees a warrant in the form of Exhibit B hereto (the “Warrant”) to purchase 2,000,000 shares of Stronghold Common Stock (the “Warrant Shares”) at an exercise price of $0.001 per share; and

WHEREAS, Purchaser desires to acquire the June 2004 Note from the Company in substitution for the Interim Notes, the Transferred Shares from the Careys and the Warrant from the Company, all on the terms and conditions more specifically set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

Section 1. Substitution of June 2004 Note for Interim Notes and Transfer of Transferred Shares and Warrant.

(a) Note Substitution. Upon execution of this Agreement, the Purchaser agrees to acquire the June 2004 Note from the Company in exchange for the Interim Notes, the Company agrees to issue the June 2004 Note and the Warrant to the Purchaser or its designees in exchange for the Interim Notes, and the Careys agree to transfer the Transferred Shares to the Purchaser or its designees for the consideration specified in Paragraph 2(b) hereof.

(b) Consideration. In consideration for the transactions contemplated pursuant to this Agreement, Purchaser agrees to accept the June 2004 Note from the Company, mark the Interim Notes canceled, and deliver the canceled Interim Notes to the Company.

(c) Delivery. On the Effective Date: (i) the Company shall deliver the executed June 2004 Note and the executed Warrant to the Purchaser or its designees; (ii) the Careys shall deliver the Transferred Shares and such other documents and instruments necessary to transfer title in and to the Transferred Shares to the Purchaser or its designees; and (iii) the Purchaser shall deliver to the Company the cancelled Interim Notes.

(d) Amendment to Registration Rights Agreement. Upon the execution of the Agreement, the Company and Purchaser agree to enter into an amendment (the “Registration Rights Amendment”) to the Registration Rights Agreement between the Company and Purchaser dated as of May 16, 2002 (as amended, the “Registration Rights Agreement”), to cause the Warrant Shares issuable upon the exercise of the Warrants to be included under the applicable provisions of the Registration Rights Agreement.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Nevada and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted.

(b) Corporate Power and Authority. The Company has all requisite corporate power necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Amendment and the issuance of the June 2004 Note and the Warrant (this Agreement, the Registration Rights Amendment, the June 2004 Note and the Warrant sometimes collectively, the “Transaction Documents”). The Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action and, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors or other similar laws affecting creditors’ rights generally.

(c) Authorization and Issuance of Securities. The authorization, issuance and delivery of the Warrant and the Warrant Shares issuable upon exercise of the Warrant, have been duly authorized by all requisite corporate action of the part of the Company and when paid for and issued in accordance with the terms of the Warrant, shall be duly and validly issued and outstanding, fully paid and non-assessable and not subject to any Transfer Restrictions (as hereinafter defined). The Company has reserved and available a sufficient number of authorized and unissued shares of Stronghold Common Stock as may be necessary to issue the Warrant Shares upon the exercise of the Warrants.

(d) No Consent. No consent, approval or authorization of or designation, declaration or filing, with any governmental authority or other third party is required in connection with the valid execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby other than any applicable filings in connection with exemptions for purposes of federal and/or state securities laws.

(e) Noncontravention. The execution and the delivery of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, shall not (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Company is subject, (ii) violate the Company’s Articles of Incorporation or Bylaws, or (iii) violate or result in a breach or constitute a default under the terms of any contract or agreement to which the Company is a party or is otherwise bound.

Section 3. Representations and Warranties of the Careys. The Careys, jointly and severally, represent and warrant to the Purchaser as follows:

(a) Authority for Agreement. The Careys each has full and absolute legal right, capacity, power and authority to enter into the Transaction Documents to which either of them is a party and to perform the transactions contemplated hereby and thereby. The Transaction Documents to which the Careys are parties constitute valid and binding obligations of the Careys, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors or other similar laws affecting creditors’ rights generally.

(b) Ownership of Shares. The Transferred Shares are duly authorized, validly issued, fully paid and nonassessable, and the Careys owns all right, title and interest in and to the Transferred Shares, free and clear of all liens, pledges, security interests, claims, calls, options, rights of first refusal, pre-emptive rights, transfer restrictions under any shareholder or similar agreements, encumbrances or other restrictions or limitations (“Transfer Restrictions”). Upon the transfer of the Transferred Shares by the Careys to the Purchaser or its designees hereunder, the Purchaser or its designees shall receive good and marketable title to the Transferred Shares free and clear of all Transfer Restrictions.

(c) Noncontravention. The execution and the delivery of the Transaction Documents to which either of the Careys is a party, shall not (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which either of the Careys is subject or (ii) violate or result in a breach or constitute a default under the terms of any contract or agreement to which either of the Careys is a party or is otherwise bound.

Section 4. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company and the Careys as follows:

(a) Securities Laws. The Purchaser is an “Accredited Investor”, as defined in Rule 501(a) under the Securities Act of 1933 (the “Securities Act”). The Purchaser is acquiring the Warrant, the Warrant Shares and the Transferred Shares (the “Transaction Securities”) for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act. The Purchaser understands that the Transaction Securities have not been, or will not be registered the Securities Act or any state securities laws, and the Transaction Securities may not be sold, unless such disposition is registered pursuant to the Securities Act and applicable state securities laws or is exempt from registration thereunder. Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts or not at all.

(b) Organization, Authority, Corporate Power. The Purchaser is a corporation duly organized and validly existing under the laws of the state of Delaware and has all power and authority to enter into and perform the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Purchaser is a party has been duly authorized by all necessary corporate action and constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors or other similar laws affecting creditors’ rights generally.

(c) No Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or other third party is required in connection with the valid execution, delivery and performance of the Transaction Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby other than any applicable filings in connection with exemptions for purposes of federal and/or state securities laws.

Section 5. Miscellaneous.

(a) Choice of Law and Venue; Submission to Jurisdiction; Service of Process.

(i) THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES

AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MIAMI DADE, FLORIDA OR, AT THE SOLE OPTION OF THE PURCHASER, IN ANY OTHER COURT IN WHICH THE PURCHASER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

(ii) THE COMPANY AND THE CAREYS HEREBY SUBMIT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(iii) COMPANY AND CAREY HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO EITHER PARTY AT ITS ADDRESS FOR NOTICES IN ACCORDANCE WITH THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ITS ACTUAL RECEIPT THEREOF OR FOUR DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

(iv) NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY PURCHASER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

(b) Notices.

Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below: and may be personally served, faxed, telecopied or sent by overnight courier service or United States mail:

Company or Carey:	Stronghold Technologies, Inc.
106 Allen Road
Basking Ridge, NJ 07920
Attention: Christopher J. Carey
Telephone: (201) 727-1400
Facsimile: (201) 288-9414

Purchaser:	Stanford Venture Capital Holdings, Inc.
6075 Poplar Avenue
Memphis, TN 38119
Attention: James M. Davis, President
Telephone: (901) 680-5260
Facsimile: (901) 680-5265

Any notice given pursuant to this section shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day (as defined in the Pledge Agreement) before 4:00 p.m. at the place of receipt or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed. Any party hereto may change the address or fax number at which it is to receive notices hereunder by notice to the other party in writing in the foregoing manner.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

(d) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

(e) Entire Agreement; Amendment. This Agreement with its exhibits, and related documents, such as the June 2004 Note and the Pledge Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

(f) Florida Corporate Securities Law. THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, OR THE SECURITIES LAWS OF ANY OTHER STATE, PURSUANT TO APPLICABLE EXEMPTIONS FROM SUCH REGISTRATION. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT IN ACCORDANCE WITH AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT AND SUCH FLORIDA AND OTHER STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(g) Expenses. On the Effective Date, the Company agrees to reimburse the Purchaser for all reasonable expenses, including legal fees up to $25,000 and Florida Documentary Stamp Tax, penalties and interest in the amount of $2,014.39 incurred as a result of the delivery of the

First Interim Note to the Purchaser in Florida, despite instructions to deliver the First Interim Note to the Purchaser in Tennessee, incurred on the Purchaser’s behalf with respect to the Transaction Documents and the transactions contemplated hereby.

(h) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remaining provisions of this Agreement shall continue in full force and effect without such provision.

(i) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation of this section being untrue.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Company, the Purchaser and the Careys have caused this Note Purchase Agreement to be duly executed and delivered as of the Effective Date first set forth above.

COMPANY:	STRONGHOLD TECHNOLOGIES, INC.

	By:	/s/ Christopher J. Carey
	Name:	Christopher J. Carey
	Title:	President

PURCHASER:	STANFORD VENTURE CAPITAL HOLDINGS, INC.

	By:	/s/ James M. Davis
	Name:	James M. Davis
	Title:	President and CEO

CAREY:	/s/ Christopher J. Carey
CHRISTOPHER J. CAREY, Individually

/s/ Mary Carey
MARY CAREY, Individually

EXHIBIT A

(Form of June 2004 Note)

EXHIBIT B

(Form of Warrant)